                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             ENDOSONICS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                            [ENDOSONICS LETTERHEAD]


TO THE STOCKHOLDERS OF ENDOSONICS CORPORATION

     You are cordially invited to attend the Annual Meeting of Stockholders of EndoSonics Corporation ("EndoSonics" or the "Company") on June 10, 1999 at 10:00 a.m., California time. The Annual Meeting will be held at EndoSonics Corporation, 2870 Kilgore Road, Rancho Cordova, California.

     At the meeting, you will be asked to consider and vote upon the following proposals: (i) the election of eight (8) individuals to serve as the Company's Board of Directors; (ii) the increase of the maximum number of shares of Common Stock authorized for issuance under the 1998 Stock Option Plan by 500,000 shares; and (iii) the ratification of Ernst & Young LLP as the Company's independent auditors for the current fiscal year.

     Whether or not you plan to attend the Annual Meeting, please mark, sign, date and return the enclosed proxy card promptly in the accompanying postage-paid reply envelope. By returning the proxy, you can help EndoSonics avoid the expense of duplicate proxy solicitations and possibly having to reschedule the Annual Meeting if a quorum of the outstanding shares is not present or represented by proxy. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so simply by voting in person at the Annual Meeting.



                                           REINHARD J. WARNKING
                                           President and Chief Executive Officer

May 3, 1999

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            OF ENDOSONICS CORPORATION
                              --------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of EndoSonics Corporation, a Delaware corporation ("EndoSonics" or the "Company"), will be held on June 10, 1999 at 10:00 a.m. at EndoSonics Corporation, 2870 Kilgore Road, Rancho Cordova, California, for the following purposes:

     1. To elect an eight (8) member Board of Directors for EndoSonics from the following nominees: Roger H. Salquist, Julie A. Brooks, Thomas J. Cable, Dale Conrad, Jakob Stapfer, Gregg W. Stone, M.D., Reinhard J. Warnking and W. Michael Wright.

     2. To increase the maximum number of shares of Common Stock authorized for issuance under the 1998 Stock Option Plan (the "1998 Option Plan") of EndoSonics Corporation by 500,000 shares.

     3. To ratify the selection of Ernst & Young LLP as EndoSonics' independent auditors for the current fiscal year ending December 31, 1999.

     4. To transact such other business as may properly come before the meeting.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on April 12, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any continuation or adjournment thereof.

                                      By Order of the Board of Directors



                                      MICHAEL W. HALL
                                      Secretary

Rancho Cordova, California
May 3, 1999






--------------------------------------------------------------------------------
ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A POSTAGE-PREPAID ENVELOPE IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY VOTE IN PERSON IF YOU ATTEND THE MEETING.
--------------------------------------------------------------------------------

                             ENDOSONICS CORPORATION
                                2870 KILGORE ROAD
                            RANCHO CORDOVA, CA 95670
                              --------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 10, 1999
                              --------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

      The enclosed proxy is solicited on behalf of the Board of Directors of EndoSonics Corporation ("EndoSonics" or the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on June 10, 1999 at 10:00 a.m., at which time stockholders of record on April 12, 1998 will be entitled to vote. On April 12, 1999, EndoSonics had outstanding 17,775,903 shares of Common Stock. Stockholders of record on such date are entitled to one vote for each share of Common Stock held on all matters to be voted upon at the meeting.

      EndoSonics intends to mail this proxy statement and the accompanying proxy card on or about May 3, 1999 to all stockholders entitled to vote at the Annual Meeting. EndoSonics' principal executive offices are located at 2870 Kilgore Road, Rancho Cordova, California 95670. The telephone number at that address is
(916) 638-8008.

VOTING

      Pursuant to Delaware law, directors are elected by a plurality of the votes cast. The other matters submitted for stockholder approval at the Annual Meeting will be decided by the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on each matter. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. With respect to each of the other proposals described in the Notice of Annual Meeting of Stockholders and in this Proxy Statement, if a choice as to that proposal has been specified by a stockholder on the Proxy, the shares will be voted accordingly. If no choice is specified, the shares will be voted IN FAVOR OF the approval of the proposal. Abstentions and broker non-votes (i.e., the submission of a Proxy by a broker or nominee specifically indicating the lack of discretionary authority to vote on the proposal) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative notes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved or not.

REVOCABILITY OF PROXIES

      Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by the holder of record by filing with the Secretary of EndoSonics at the Company's principal executive office, a written notice of revocation or a new duly executed proxy bearing a date later than the date indicated on the previous proxy, or it may be revoked by the holder of record attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

SOLICITATION

      EndoSonics will bear the entire cost of proxy solicitation, including costs of preparing, assembling, printing and mailing this proxy statement, the proxy card and any additional material furnished to stockholders. Copies of the solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others, to forward to such beneficial owners. EndoSonics may reimburse persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of EndoSonics. No additional compensation will be paid to directors, officers or other regular employees for such services.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS



      Eight (8) directors will be elected at the Annual Meeting by the holders of EndoSonics Common Stock to serve until the next Annual Meeting and until their successors are elected and qualified, or until their earlier death, resignation or removal. The Board of Directors will vote all proxies received by them FOR the nominees listed below unless otherwise instructed in writing on such proxy. The eight (8) candidates receiving the highest number of affirmative votes of shares entitled to vote at the Annual Meeting will be elected directors of EndoSonics. Stockholders of EndoSonics are not entitled to cumulative voting rights. In the event any nominee is unable to or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for an additional nominee who shall be designated by the annual current Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as director.

INFORMATION WITH RESPECT TO NOMINEES

      Set forth below, as of February 28, 1999, for each nominee for director of EndoSonics, is information regarding their age, position(s) with EndoSonics, the period they have served as a director, any family relationship with any other director or executive officer of EndoSonics, and the directorships currently held by them in corporations whose shares are publicly registered.


         NOMINEE, AGE AND                                                  PRINCIPAL OCCUPATION AND
       FIRST YEAR AS DIRECTOR                                                BUSINESS EXPERIENCE
--------------------------------------    ---------------------------------------------------------------------------------------
Julie A. Brooks, 53, 1998.................Ms. Julie A. Brooks has been Senior Vice President, Legal & External Affairs, General
                                          Counsel and Secretary of Access Health, Inc. since 1996. Prior to her role at Access
                                          Health, Ms. Brooks founded and managed The General Counsel, Inc., a Seattle-based legal services company, from 1992 to 1996.

Thomas J. Cable, 59, 1984.................Mr. Cable is a private investor and a director of Fischer Imaging Corporation, and Ostex
                                          International. He founded and was a general partner of Cable & Howse Ventures, a venture capital firm from 1976 through 1998.

Dale Conrad, 59, 1998 (new)...............Mr. Conrad was elected to the Board in August of 1998. Prior to that he was on the Board of Directors of Fiberchem, Inc. from August 1995 until April 1998. He was the CEO of FCI
                                          Environmental from March 1993 until August 1995.

Roger Salquist, 57, 1996..................Mr. Salquist was appointed Chairman of the Board in November of 1996. Since March 1997,
                                          Mr. Salquist has been a partner in Bay City Capital, a life sciences merchant banking firm. Mr. Salquist served as Chairman and Chief Executive Officer of Calgene, Inc., a
                                          Davis, California-based agribusiness biotechnology company, from 1984 through August
                                          1996. Mr. Salquist serves on the Advisory Council of the Stanford University Graduate
                                          School of Business and is a member of the Board of Trustees of the University of San
                                          Francisco.

Jakob Stapfer, 48, 1998 (new).............Mr. Stapfer was elected to the Board in October of 1998. He is the President and CEO of
                                          Fukuda Denshi America, a Japanese medical equipment producer.

Gregg W. Stone, M.D., 42, 1999 (new)......Dr. Stone was elected to the Board in February of 1999. He is the Director of
                                          Cardiovascular Research and Education at the Washington Hospital Center in Washington,
                                          DC. Dr. Stone graduated from the University of Michigan and the Johns

                                          Hopkins School of Medicine in Baltimore, and completed his internship and residency at the New York Hospital's Cornell Medical Center in New York City in 1985. He also serves as chairman of the EndoSonics scientific advisory board, along with terms on numerous other advisory boards, key editorial positions and participation in major research products.

Reinhard J. Warnking, 50, 1993............Mr. Warnking joined EndoSonics in 1993 as a director, President and Chief Operating
                                          Officer. Mr. Warnking was appointed Chief Executive Officer on February 1, 1995. Mr.
                                          Warnking was the President and Chief Executive Officer of Acoustic Imaging Technology
                                          Corporation, a manufacturer of ultrasound and transducer systems from August 1991 to
                                          March 1993.

W. Michael Wright, 51, 1997...............Mr. Wright has been President and Chief Executive Officer of Gene Therapeutics, Inc.
                                          since September 1998. From September 1997 until August 1998, Mr. Wright was President and Chief Executive Officer of MicroHeart, Inc., a developer and manufacturer of bio-surgical products for use in the treatment of cardiovascular disease. From January
                                          1996 until June 1997, Mr. Wright served as the President and Chief Executive Officer of
                                          TomTec Imaging Systems, Inc., a firm engaged in the development and manufacture of ultrasound imaging products. From January 1995 until October 1995, Mr. Wright was engaged by Medtronic to manage the transfer of the HEMOPUMP(R) Cardiac Assist Systems business to Medtronic from Johnson & Johnson. From 1968 until 1995, Mr. Wright worked for Johnson & Johnson where he managed various divisions developing leading edge cardiovascular and healthcare related products.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

           The Board of Directors met 9 times during the year ended December 31, 1998. Each incumbent nominee for Director attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all Committees of the Board on which such Director served.

           EndoSonics has a standing Audit Committee composed of Messrs. Thomas
J. Cable, and W. Michael Wright. The Audit Committee is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and reporting practices and its system of internal accounting controls. The Audit Committee met two (2) times during the year ended December 31, 1998.

      EndoSonics has a standing Compensation Committee which met twelve (12) times during the year ended December 31, 1998. For the 1998 fiscal year, this Committee consisted of Roger Salquist and Ms. Julie Brooks. The Committee administers the 1998 Employee Stock Purchase Plan, the 1988 Stock Option Plan, and the 1998 Stock Option Plan, and reviews and acts on matters relating to compensation levels and benefit plans for key executives of EndoSonics. The Compensation Committee has the exclusive power and authority to make stock option grants under the 1998 Stock Option Plan to the Company's officers.

REMUNERATION

      The following directors were paid the indicated fees and retainers in connection with their Board service for the 1998 fiscal year:

               Roger Salquist (Chairman)            $40,000
               Julie A. Brooks                      $ 3,417
               Thomas J. Cable                      $ 7,150
               William Davis                        $ 4,474            (For service through June 4, 1998)
               Dale Conrad                          $ 1,298            (For service from August 11, 1998)
               Michael Henson                       $ 2,711            (For service through June 4, 1998)

               Edward M. Leonard                    $ 5,250
               Menahem Nassi                        $ 3,711            (For service through June 4, 1998)
               Jakob Stapfer                        $     0
               Gregg W. Stone, M.D                  $     0
               W. Michael Wright                    $ 7,000


The Directors' Compensation policy in effect for 1998 was as follows:


              Compensation*                                      Service
              -------------         --------------------------------------------------------------------
               $   1,000.00         Per quarter retainer.

               $     500.00         Per in-person board meeting, or for committee meeting
                                    (not held in conjunction with Board of Directors meeting.)

               $     250.00         For telephonic board or committee meeting, or for in-person committee meeting (held in conjunction with Board of Directors meeting.)

               $     100.00         Monthly retainer for Chairmen of Compensation and Audit Committees.


*for non-officer directors,
  other than the Chairman

STOCK OPTIONS

      Each non-employee Board member receives an automatic option grant for 10,000 shares of Common Stock under the Company's 1998 Stock Option Plan (the "Plan") on the date of his or her initial election or appointment to the Board. In addition, on the date of each Annual Stockholders Meeting, each individual re-elected as a non-employee Board member will receive an automatic option grant for an additional 5,000 shares of Common Stock, provided such individual has served as a Board member for at least six months. Each automatic option grant will become exercisable for one-fourth of the shares upon the optionee's completion of each year of Board service over the four-year period measured from the grant date. However, the option will become immediately exercisable for all of the option shares if the optionee dies or becomes disabled during his or her period of Board service or if the Company is acquired by merger or asset sale, or if there should occur a hostile take-over of the Company through a successful tender offer for more than 25% of the Company's outstanding Common Stock or a change in the majority of the Board effected through one or more contested elections for Board membership. Each automatic option grant will have a maximum term of 10 years, subject to earlier termination upon the optionee's cessation of Board service.

      Upon the successful completion of a hostile tender offer for more than 50% of the Company's outstanding Common Stock, each automatic option grant will be canceled, and the non-employee Board member will be entitled to a cash distribution from the Company based upon the tender-offer price.

      At the 1998 Annual Stockholders Meeting held on June 4, 1998, Messrs. Cable, Salquist and Wright each received an automatic stock option grant under the Automatic Option Grant Program of the 1998 Option Plan for 5,000 shares of Common Stock in connection with their re-election as non-employee Board members. Each of those options has an exercise price of $5.94 per share, the fair market value per share of Common Stock on the grant date.

      At the 1997 Annual Stockholders Meeting held on May 28, 1997, Messrs. Cable, Davis, and Henson, each received an automatic stock option grant under the Automatic Option Grant Program of the Plan for 5,000 shares of Common Stock in connection with their re-election as non-employee Board members. Each of those options has an exercise price of $10.875 per share, the fair market value per share of Common Stock on the grant date.

      Mr. Salquist received an automatic option grant for 10,000 shares upon his appointment to the Board on November 5, 1996 with an exercise price of $12.75. Mr. Salquist also received three additional option grants in connection with his commencement of Board service. The first two of those additional grants were made on November 5, 1996 at the time he joined the Board. One grant is for 5,000 shares and was made pursuant to the Discretionary Option Grant Program in effect under the Plan and the second grant is for 25,000 shares and was made to Mr. Salquist as a special incentive for him to join the Board. Both grants have an exercise price of $12.75 per share. The final grant to Mr. Salquist covers 10,000 shares and was made to him under the Discretionary Option Grant Program on December 6, 1996. The remaining terms and provisions of each of these option grants are basically the same as those in effect for his 10,000-share option grant under the Automatic Option Grant Program.

      Dr. Stone, a member of the Company's Board of Directors, has served as a member of the Company's Clinical Advisory Board. In this capacity, Dr. Stone received an option grant for 7,500 shares on October 7, 1998, with an exercise price of $4.50 per share.

      All directors hold office until the next Annual Meeting of Stockholders and until their successors have been elected. Officers are appointed to serve, at the discretion of the Board of Directors, until their successors are appointed. There are no family relationships among executive officers or directors of EndoSonics. There are no arrangements or understandings involving any director or any nominee regarding such person's status as a director or nominee.


RECOMMENDATION OF THE BOARD OF DIRECTORS

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NINE NOMINEES NAMED ABOVE.


                                 PROPOSAL NO. 2

                     AMENDMENT TO THE 1998 STOCK OPTION PLAN
                            OF ENDOSONICS CORPORATION


      The stockholders are being asked to approve the increase in the number of shares of Common Stock reserved for issuance under the Company's 1998 Stock Option Plan (the "1998 Option Plan") of an additional 500,000 shares.

      The Board of Directors believes that, in order to attract and retain qualified employees, officers, consultants and directors to the Company and to provide them with incentives to remain with the Company and work for its long-term success, it is necessary to grant options to purchase Common Stock to such persons to ensure that they have a proprietary interest in the Company. The Board of Directors believes that the Company's near-term option requirements will be satisfied if 500,000 additional shares of Common Stock are reserved for issuance under the 1998 Option Plan.

      The 1998 Option Plan is not a qualified deferred compensation plan under
Section 401(a) of the Code, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

      The terms and provisions of the 1998 Option Plan are described more fully below. The description, however, is not intended to be a complete exposition of all the terms of the Plan. A copy of the 1998 Option Plan will be furnished by the Company to any stockholder upon written request to the Secretary of the Company at the Company's principal office located at 2870 Kilgore Road, Rancho Cordova, CA, 95670.

PLAN STRUCTURE

      The 1998 Option Plan is divided into two separate components:

      DISCRETIONARY OPTION GRANT PROGRAM. Officers, employees, nonemployee Board members and independent consultants may, at the discretion of the plan administrator, be granted options to purchase shares of Common Stock of the Company. The options granted under this Discretionary Option Grant Program may be either incentive stock options that are designed to meet the requirements of
Section 422 of the Internal Revenue Code, as amended (the "Code"), or non-statutory stock options not intended to satisfy such requirements.

      AUTOMATIC OPTION GRANT PROGRAM. Nonemployee Board members will automatically receive option grants at designated intervals over their period of Board service under the 1998 Option Plan's Automatic Option Grant Program. Each grant will be for a fixed number of shares with an exercise price equal to the fair market value of the option shares on the grant date.

ADMINISTRATION

           If permitted by Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and by the legal requirements relating to the administration of incentive stock option plans, if any, of applicable securities laws and the Code (collectively, the "Applicable Laws"), grants under the Discretionary Option Grant Program of 1998 Option Plan may (but need not) be made by different administrative bodies with respect to employees or consultants who are also officers or directors and employees who are neither directors nor officers.

           With respect to grants of options to employees or consultants who are also officers or directors of the Company, grants under the Discretionary Option Grant Program shall be made by (A) the Board of Directors, if the Board of Directors may make grants under the 1998 Option Plan in compliance with Rule 16b-3 of the Exchange Act and Section 162(m) of the Code as the latter applies so as to qualify grants of options to "covered employees" as performance-based compensation, or (B) a committee designated by the Board of Directors to make grants under the 1998 Option Plan, which committee shall be constituted in such a manner as to permit such grants to comply with Rule 16b-3, to qualify grants of options to "covered employees" as performance-based compensation under
Section 162(m) of the Code and otherwise so as to satisfy the Applicable Laws.

           With respect to grants of options to employees or consultants who are neither directors nor officers of the Company, the Discretionary Option Grant Program will be administered by (A) the Board of Directors or (B) a committee designated by the Board of Directors, which committee will be constituted in such a manner so as to satisfy the Applicable Laws. The Board of Directors or the committee designated by the Board of Directors to administer the Discretionary Option Grant Program is referred to in this Proxy Statement as the "Administrator." The Administrator receives no additional compensation for its services in connection with the administration of the 1998 Option Plan.

           The Automatic Option Grant Program provides for the grant of nonstatutory stock options to nonemployee directors of the Company. It is designed to work automatically and not to require administration; however, to the extent administration is necessary, it will be provided by the Board of Directors.

SHARE RESERVE

           The maximum number of shares of Common Stock issuable over the term of the 1998 Option Plan may not exceed 1,250,000 shares (including the 500,000 shares for which stockholder approval is sought under this Proposal). Should an option be terminated or canceled for any reason prior to exercise or surrender in full, the shares subject to the portion of the option not so exercised or surrendered will be available for subsequent grant. In no event may any one participant in the Plan be granted stock options for more than 550,000 shares in the aggregate in any calendar year, subject to adjustment as provided for in the 1998 Option Plan.

ELIGIBILITY

           The persons eligible to participate in the 1998 Option Plan are limited to (i) employees (including officers), (ii) the nonemployee Board members, and (iii) independent consultants in the service of the Company or its parent or subsidiary corporations (whether now existing or subsequently established). As of March 31, 1999 approximately 374 employees (including 7 officers of the Company and 8 non-employee Board members) were eligible to participate in the 1998 Option Plan.

DISCRETIONARY OPTION GRANT PROGRAM

           The terms of options granted under the Discretionary Option Grant Program are determined by the Administrator. Each option is evidenced by a stock option agreement between the Company and the optionee and is subject to the following additional terms and conditions:

           (a) Exercise of the Option. The optionee must earn the right to exercise the option by continuing to work for the Company. The Administrator determines when options are exercisable. An option is exercised by giving written notice of exercise to the Company specifying the number of full shares of Common Stock to be purchased, and by tendering payment of the purchase price to the Company. The method of payment of the exercise price of the shares purchased upon exercise of an option may be cash or a number of other methods, including use of a promissory note, as determined by the Administrator.

           The vesting schedule for each granted option will be determined by the Administrator and will be set forth in the instrument evidencing such grant. The granted option may be (i) immediately exercisable for vested shares, (ii) immediately exercisable for unvested shares subject to the Company's repurchase rights, or (iii) exercisable in installments for vested shares over the optionee's period of service.

           (b) Exercise Price. The exercise price of options granted under the Discretionary Option Grant Program is determined by the Administrator, and must be at least equal to the fair market value of the shares on the date of grant, as determined by the Administrator, based upon the closing price on the Nasdaq National Market on the date of grant. Incentive stock options granted to stockholders owning more than 10% of the total combined voting power of all classes of the Company's stock (such holders are referred to as "10% Stockholders") are subject to the additional restriction that the exercise price on such options must be at least 110% of the fair market value on the date of the grant.

           (c) Termination of Employment. If the optionee's employment or consulting relationship with the Company is terminated for any reason other than death or total and permanent disability, options under the Discretionary Option Grant Program may be exercised not later than three months (or such other period after, not exceeding three months in the case of incentive stock options or six months in the case of nonstatutory stock options, as is determined by the Administrator) after the date of such termination to the extent the option was exercisable on the date of such termination. In no event may an option be exercised by any person after the expiration of its term.

           (d) Disability. If an optionee is unable to continue his or her employment or consulting relationship with the Company as a result of his or her total and permanent disability, options may be exercised within six months (or such other period of time not exceeding twelve months in the case of incentive stock options as is determined by the Administrator) after the date of termination and may be exercised only to the extent the option was exercisable on the date of termination, but in no event may the option be exercised after its termination date.

           (e) Death. If an optionee should die while employed or retained by the Company, and such optionee has been continuously employed or retained by the Company since the date of grant of the option, the option may be exercised within six months after the date of death (or such other period of time, not exceeding twelve months, as is determined by the Administrator) by the optionee's estate or by a person who acquired the right to exercise the option by bequest or inheritance to the extent the optionee would have been entitled to exercise the option had the optionee continued living and remained employed or retained by the Company for three months after the date of death, but in no event may the option be exercised after its termination date.

           If an optionee should die within 30 days (or such other period of time not exceeding three months as is determined by the Administrator) after the optionee has ceased to be continuously employed or retained by the Company, the option may be exercised within six months after the date of death by the optionee's estate or by a person who acquired the right to exercise the option by bequest or inheritance to the extent that the optionee was entitled to exercise the option at the date of termination, but in no event may the option be exercised after its termination date.

           (f) Option Termination Date. Incentive stock options granted under the 1998 Option Plan expire ten years from the date of grant unless a shorter period is provided in the option agreement. Incentive stock options granted to 10% Stockholders may not have a term of more than five years.

           (g) Nontransferability of Options. Incentive stock options are not transferable by the optionee, other than by will or the laws of descent and distribution, and are exercisable only by the optionee during his or her lifetime or, in the event of death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death of the optionee. In the case of nonstatutory stock options, the Administrator may at its discretion in certain circumstances allow the transferability of such options.

           (h) Acceleration of Option. In the event of a merger of the Company with or into another corporation or sale of substantially all of the Company's assets the exercisability of all options will be accelerated in full unless the successor corporation assumes or substitutes the options in connection with such transaction. The Administrator has full power and authority, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration of one or more outstanding options under the Discretionary Option Grant Program in the event of certain change in control transactions (generally the acquisition by any person of more than 25% of the total outstanding securities of the Company or a change in composition of the Board of Directors such that the incumbent directors no longer constitute a majority) so that each such option will, immediately prior to such change in control, become exercisable for all the shares of Common Stock at that time subject to that option and may be exercised for all or any portion of those shares as fully-vested shares.

           The acceleration of options in the event of a merger or sale of the Company or in a change in control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

            (i) Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the 1998 Plan as may be determined by the Administrator.

AUTOMATIC OPTION GRANT PROGRAM

           Under the Automatic Option Grant Program, each nonemployee Board member will automatically be granted, upon his or her initial election or appointment to the Board, a stock option to purchase 10,000 shares of Common Stock. In addition, on the date of each Annual Stockholders' Meeting, each individual who is to continue to serve as a nonemployee Board member will automatically be granted a stock option to purchase 5,000 shares of Common Stock, provided such individual has served on the Board for at least six (6) months. Stockholder approval of this Proposal will also constitute pre-approval of each option granted on or after the date of the Annual Meeting pursuant to the provisions of the Automatic Option Grant Program summarized below and the subsequent exercise of that option in accordance with those provisions.

           The option exercise price per share for each automatic grant will be equal to the fair market value per share of Common Stock on the grant date and will be payable in cash or shares of Common Stock. The options may also be exercised through a same-day sale program, pursuant to which a designated brokerage firm effects the immediate sale of the shares purchased under the option and pays over to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price for the purchase shares.

           Each option will have a maximum term of 10 years measured from the grant date and will become exercisable in a series of four successive equal annual installments over the optionee's period of Board service, with the first such installment to become exercisable upon optionee's completion of one year of Board service measured from the grant date. However, the option will immediately become exercisable for all the option shares upon the optionee's death or permanent disability while serving as a Board member or upon the occurrence of certain merger or change in control transactions.

           All automatic option grants held by the nonemployee Board member at the time of his or her cessation of Board service will remain exercisable for a period of six months for any or all shares for which those options are exercisable at the time of such cessation of Board service. However, should the optionee die while holding one or more options, then those options will remain exercisable for a 12-month period following the date of the optionee's death and may be exercised for any or all shares for which those options are exercisable at the time of the optionee's cessation of Board service, by the personal representative of the optionee's estate or by the persons to whom the options are transferred by the optionee's will or by the laws of inheritance. In no event may any such option be exercised after the expiration date of the 10-year option term.

LIMITED STOCK APPRECIATION RIGHTS

           In addition to stock options, certain tandem limited stock appreciation rights providing for the cancellation of options subject to such rights upon the occurrence of a hostile takeover of the Company in exchange for a cash distribution from the Company within five days of the consummation of such hostile takeover may be granted under the 1998 Option Plan. The amount of the cash distribution to which an optionee would be entitled upon a hostile takeover would be equal to the excess of (a) the greater of (i) the fair market value of the stock on the date of cancellation or (ii) the highest reported per share price paid in effecting such hostile takeover over (b) the aggregate exercise price for such shares. (In the case of an incentive stock option, the relevant per share price would be the fair market value on the date of cancellation.) Under the Discretionary Option Grant Program, the Administrator may, in its sole discretion at the time of grant, provide for such limited stock appreciation rights with respect to any option granted to any officer subject to the short-swing profit restrictions of Section 16 of the Exchange Act. Limited stock appreciation rights are automatically granted in connection with options issued under the Automatic Option Grant Program. These limited stock appreciation rights could be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

GENERAL PLAN PROVISIONS

           Valuation. For purposes of establishing the option exercise price and for all other valuation purposes under the Plan, the fair market value per share of Common Stock on any relevant date will be the closing selling price per share as reported on the Nasdaq National Market. As of April 12, 1998 the fair market value per share of the Common Stock was $4.9375 per share, as reported on the Nasdaq National Market.

           Changes in Capitalization. In the event any change is made to the Common Stock issuable under the Plan (by reason of any stock dividend, stock split, combination of shares, recapitalization, or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration), appropriate adjustments will be made to (i) the maximum number and/or class of securities available for issuance under the Plan, (ii) the maximum number and class of securities for which any one participant may be granted stock options in the aggregate under the Plan, (iii) the number and/or class of securities for which automatic option grants are subsequently to be made to each newly-elected or continuing non-employee Board member and (iv) the number and/or class of securities and the price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder. In the event of the proposed dissolution or liquidation of the Company, each option will terminate unless otherwise provided by the Administrator.

           Amendment and Termination of the Plan. The Board may amend or modify the Plan in any or all respects whatsoever, subject to any required stockholder approval under applicable law or regulation. The Board may terminate the Plan at any time, but in all events the Plan will terminate upon the earlier of May 2008 or the date all shares available for issuance under the Plan are issued as vested shares or canceled pursuant to the exercise or surrender of options granted under the Plan. Any options outstanding at the time of the termination of the Plan will remain in force in accordance with the provisions of the instruments evidencing those grants.

UNITED STATES FEDERAL INCOME TAX INFORMATION

           The following is a brief summary of the U.S. federal income tax consequences of transactions under the 1998 Option Plan based on federal income tax laws in effect on the date of this Proxy Statement. This summary is not intended to be exhaustive and does not address all matters which may be relevant to a particular optionee based on his or her specific circumstances. The summary addresses only current U.S. federal income tax law and expressly does not discuss the income tax laws of any state, municipality, non-U.S. taxing jurisdiction or gift, estate or other tax laws other than federal income tax law. The Company advises all optionees to consult their own tax advisor concerning the tax implications of option grants and exercises and the disposition of stock acquired upon such exercises, under the 1998 Option Plan.

           Incentive Stock Options. Options granted under the Discretionary Option Grant Program may be either incentive stock options, which are intended to qualify for the special tax treatment provided by Section 422 of the Code, or nonstatutory stock options, which will not qualify. If an option granted under the Discretionary Option Grant Program is an incentive stock option, the optionee will recognize no income upon grant of the incentive stock option and will incur no tax liability due to the exercise, except to the extent that such exercise causes the optionee to incur alternative minimum tax. (See discussion below.) The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercise of the option by the optionee, any gain will be treated as a long-term capital gain. If both of these holding periods are not satisfied, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the Common Stock on the date of the option exercise or the sale price of the Common Stock. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on a disposition of the shares prior to completion of both of the above holding periods in excess of the amount treated as ordinary income will be characterized as long-term capital gain if the sale occurs more than one year after exercise of the option or as short-term capital gain if the sale is made earlier. For individual taxpayers, the current U.S. federal income tax rate on long-term capital gains is 20% (in the case of shares held more than 12 months after exercise), whereas the maximum rate on other income is 39.6%. Capital losses for individual taxpayers are allowed in full against capital gains plus $3,000 of other income.

           Nonstatutory Stock Options. All other options granted under the Discretionary Option Grant Program which do not qualify as incentive stock options and all options granted under the Automatic Option Grant Program are referred to as nonstatutory stock options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory stock option. However, upon its exercise, the optionee will recognize ordinary income for tax purposes measured by the excess of the fair market value of the shares over the exercise price. The income recognized by an optionee who is also an employee of the Company will be subject to income and employment tax withholding by the Company by payment in cash by the optionee or out of the optionee's current earnings. Upon the sale of such shares by the optionee, any difference between the sale price and the fair market value of the shares as of the date of exercise of the option will be treated as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year from date of exercise.

           Alternative Minimum Tax. The exercise of an incentive stock option may subject the optionee to the alternative minimum tax under Section 55 of the Code. The alternative minimum tax is calculated by applying a tax rate of 26% to alternative minimum taxable income of joint filers up to $175,000 ($87,500 for married taxpayers filing separately) and 28% to alternative minimum taxable income above that amount. Alternative minimum taxable income is equal to (i) taxable income adjusted for certain items, plus (ii) items of tax preference less (iii) an exemption amount of $45,000 for joint returns, $33,750 for unmarried individual returns and $22,500 in the case of married taxpayers filing separately (which exemption amounts are phased out for upper income taxpayers). Alternative minimum tax will be due if the tax determined under the foregoing formula exceeds the regular tax of the taxpayer for the year.

           In computing alternative minimum taxable income, shares purchased upon exercise of an incentive stock option are treated as if they had been acquired by the optionee pursuant to exercise of a nonstatutory stock option. As a result, the optionee recognizes alternative minimum taxable income equal to the excess of the fair market value of the Common Stock on the date of exercise over the option exercise price. Because the alternative minimum tax calculation may be complex, optionees should consult their own tax advisors prior to exercising incentive stock options. In particular, optionees who choose to exercise their incentive stock options before such options are fully vested are strongly urged to consult their tax advisors prior to such exercise to make sure that the alternative minimum tax consequences of exercise are understood.

           If an optionee pays alternative minimum tax, the amount of such tax may be carried forward as a credit against any subsequent year's regular tax in excess of the alternative minimum tax for such year.

           Deductibility of Executive Compensation. The Company anticipates that any compensation deemed paid by it in connection with disqualifying dispositions of incentive stock option shares or exercises of non-statutory options granted with an exercise price equal to the fair market value of the option shares will quality as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executives of the Company.

PLAN BENEFITS

           The actual benefits, if any, to participants in the 1998 Option Plan are not determinable prospectively with respect to any individual participant or class of participants prior to exercise of the options issued under the 1998 Option Plan as the value, if any, of such options to the optionees is represented by the difference between the market price of a share of the Company's Common Stock on the date of exercise and the exercise price of the option. The Administrator has full discretion as to the recipients of awards under the Discretionary Option Grant Program and the amounts of such awards. With respect to the Automatic Option Grant Program, the following nonemployee incumbent directors will each receive an option to purchase 5,000 shares of Common Stock on the date of the Company's Annual Meeting of Stockholders (assuming election of all such persons at the Meeting): Julie A. Brooks, Thomas
J. Cable, Dale Conrad, Roger H. Salquist, Jakob Stapfer, and W. Michael Wright.

ACCOUNTING TREATMENT

           Option grants made to employees and employee Board members with an exercise price less than the fair market value of the shares on the grant date will result in compensation expense to the Company's earnings equal to the difference between the exercise price and the fair market value of the shares on the grant date. Such charge will be expensed by the Company over the period benefited (usually the vesting period of the option). Option grants with an exercise price not less than the fair market value of the shares on the grant date will generally not result in any direct charge to the Company's earnings. However, the estimated fair market value of those options is required to be disclosed in the notes to the Company's financial statements, and the Company must also disclose, in pro forma disclosures in the Company's financial statements, the impact those options would have upon the Company's reported earnings were the estimated fair market value of those options at the time of grant treated as compensation expense. Whether or not granted at a discount, the number of outstanding options may be a factor in determining the Company's diluted earnings per share.

           Option grants made to individuals who are not employees at the Company, including non-employee Board members will result in compensation expense to the Company's earnings equal to the fair market value of the granted options. Such charge is also expensed over the period benefited (usually the vesting period for options).

REQUIRED VOTE

           The approval in the increase of the maximum number of shares of Common Stock authorized for issuance under the 1998 Option Plan by 500,000 shares to a total of 1,250,000 shares thereunder requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present at the Annual Meeting in person or by proxy and entitled to vote.

RECOMMENDATION OF THE BOARD OF DIRECTORS


     THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE APPROVAL OF THE INCREASE IN SHARES FOR THE 1998 OPTION PLAN.


                                 PROPOSAL NO. 3
                          RATIFICATION OF SELECTION OF
                              INDEPENDENT AUDITORS

      The firm of Ernst & Young LLP served as independent auditors for EndoSonics for the fiscal year ended December 31, 1998. The Board of Directors, on the recommendation of EndoSonics' management, has selected that firm to continue in this capacity for the current fiscal year. EndoSonics is asking the stockholders to ratify the selection by the Board of Directors of Ernst & Young LLP, as independent auditors to audit the consolidated financial statements of EndoSonics for the fiscal year ending December 31, 1999 and to perform other appropriate services. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting to respond to stockholders' questions, and that representative will be given an opportunity to make a brief presentation to the stockholders if he or she so desires. In the event that a majority of the shares voted at the Annual Meeting do not vote for ratification of the selection of Ernst & Young LLP, the Board of Directors will reconsider such selection. Under all circumstances, the Board retains the corporate authority to change the auditors at a later date.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR
                           ENDING DECEMBER 31, 1999.

                                     GENERAL

SECURITY OWNERSHIP OF OFFICERS, DIRECTORS AND PRINCIPAL STOCKHOLDERS

      The following table sets forth certain information known to EndoSonics regarding the ownership of EndoSonics' Common Stock as of April 12, 1999 by (i) each stockholder known to EndoSonics to be a beneficial owner of more than five percent (5%) of EndoSonics' Common Stock, (ii) each director and nominee for director, (iii) the Named Officers (as such term is defined under the caption "Executive Compensation and Related Information -- Summary of Cash and Certain Other Compensation") and (iv) all current directors and executive officers of EndoSonics as a group.


                                                                              Beneficial Ownership (#)
                                                                        -----------------------------------
                                                                                                Approximate
                                                                        Number of               Percent of
Name and Address                                                         Shares                   Class
----------------------------------------------------------------------------------------------------------
James O. Patterson & Company (1)                                        1,250,000                  7.0%
  3343 Peachtree Road, N.E
  Atlanta, Georgia  30326
Fukuda Denshi Co., Ltd. (2)                                             1,052,577                  5.9%
  3-39-4 Hungo Bunkyo-Ku
  Tokyo 113, Japan
Loomis, Sayles & Company (3)                                              884,700                  5.0%
  One Financial Center
  Boston, Massachusetts  02111
Reinhard J. Warnking (4)                                                  391,588                  2.2%
Dr. Hans P. de Weerd (5)                                                  150,000                    *
Michael J. Eberle (6)                                                     122,602                    *
Richard L. Fischer (7)                                                     21,832                    *
Michael J. Sorna (8)                                                       78,539                    *
Julie A. Brooks (9)                                                         2,500                    *
Thomas J. Cable (10)                                                       37,500                    *
Dale Conrad (11)                                                               --                    *
Roger Salquist (12)                                                        42,372                    *
Jakob Stapfer (13)                                                             --                    *
Gregg W. Stone, M.D. (14)                                                   3,375                    *
W. Michael Wright (15)                                                      5,208                    *

All directors and executive officers as a group (16 persons)........    1,079,232                  6.1%

* Less than 1%

(#) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission") and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options and warrants which are currently exercisable or convertible or which will become exercisable or convertible within sixty (60) days after April 12, 1999 are deemed outstanding for computing the beneficial ownership of the person holding such option but are not deemed outstanding for computing the beneficial ownership of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(1) Pursuant to a Schedule 13G filed with the Securities and Exchange Commission on October 15, 1998. James O. Patterson & Company reported that as of December 31, 1998, it had sole voting power and investment power over 1,250,000 shares.

(2) Pursuant to a Schedule 13G filed with the Securities and Exchange Commission on October 7, 1998. Fukuda Denshi Co., Ltd. reported that as of December 31, 1998, it had sole voting power and investment power over 1,052,577 shares.

(3) Pursuant to a Schedule 13G filed with the Securities and Exchange Commission on February 10, 1999.

        Loomis, Sayles, & Company, L.P.reported that as of December 31, 1998, it had sole voting power over 739,200 shares and investment power over 884,700 shares.

(4) Includes 105,381 shares owned by Mr. Warnking and 286,207 shares obtainable upon exercise of options that are currently exercisable or will become exercisable within 60 days after April 12, 1999.


(5) Includes 150,000 shares obtainable upon exercise of options that are currently exercisable or will become exercisable within 60 days after April 12, 1999.

(6) Includes 31,250 shares owned by Mr. Eberle and 122,602 shares obtainable upon exercise of options that are currently exercisable or will become exercisable within 60 days after April 12, 1999.

(7) Includes 1,000 shares owned by Mr. Fischer and 20,832 shares obtainable upon exercise of options that are currently exercisable or will become exercisable within 60 days after April 12, 1999.

(8) Includes 78,539 shares obtainable upon exercise of options that are currently exercisable or will become exercisable within 60 days after April 12, 1999.

(9) Includes 2,500 shares obtainable upon exercise of options that are currently exercisable or will become exercisable within 60 days after April 12, 1999.

(10) Includes 37,500 shares obtainable upon exercise of options that are currently exercisable or will become exercisable within 60 days after April 12, 1999.

(11) Includes no shares obtainable upon exercise of options that are currently exercisable or will become exercisable within 60 days after April 12, 1999.

(12) Includes 3,000 shares owned by Mr. Salquist and 39,372 shares obtainable upon exercise of options that are currently exercisable or will become exercisable within 60 days after April 12, 1999.

(13) Includes no shares obtainable upon exercise of options that are currently exercisable or will become exercisable within 60 days after April 12, 1999.

(14) Includes 3,375 shares obtainable upon exercise of options that are currently exercisable or will become exercisable within 60 days after April 12, 1999.

(15) Includes 5,208 shares obtainable upon exercise of options that are currently exercisable or will become exercisable within 60 days after April 12, 1999.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION


COMPENSATION COMMITTEE REPORT

      It is the responsibility of the Compensation Committee of the EndoSonics Board of Directors to make recommendations to the Board with respect to the base salary and bonuses to be paid to the Company's executive officers each fiscal year. In addition, the Compensation Committee has the exclusive authority to administer the EndoSonics 1988 Stock Option Plan, the 1998 Employee Stock Purchase Plan and the 1998 Stock Option Plan with respect to the grants made thereunder to such officers and other key employees. The following is a summary of the policies of the Compensation Committee which affect the compensation paid to executive officers, as reflected in the tables and text set forth elsewhere in this Proxy Statement.

      General Compensation Policy. Under the supervision of the Compensation Committee, EndoSonics has developed a compensation policy which is designed to attract and retain qualified key executives critical to the Company's success and to provide such executives with performance-based incentives tied to the financial success of EndoSonics. One of the Committee's primary objectives is to have a substantial portion of each officer's compensation contingent upon the Company's performance as well as upon the individual's contribution to the success of EndoSonics as measured by his personal performance. Accordingly, each executive officer's compensation package is fundamentally comprised of three elements: (i) base salary which reflects individual performance and expertise and is designed to be competitive with salary levels in the industry, (ii) variable performance awards payable in cash and tied to the Company's achievement of certain financial goals; and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the EndoSonics stockholders.

      Factors. The principal factors which were considered in establishing the components of each executive officer's compensation package for the 1998 fiscal year are summarized below. However, the Committee may in its discretion apply different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years.

      - Base Salary. The base salary levels for the executive officers were established for the 1998 fiscal year on the basis of the following factors: personal performance, the estimated salary levels in effect for similar positions as a select group of companies with which the Company competes for executive talent, and internal comparability considerations. The Committee, however, did not rely upon any specific compensation surveys for comparisons. Instead, the Committee made its decisions as to the appropriate market level of base salary for each executive officer on the basis of its understanding of the salary levels in effect for similar positions at those companies with which the Company competes for executive talent. Base salaries will be reviewed on an annual basis, and adjustments will be made in accordance with the factors indicated above.

      - Annual Incentive Compensation. EndoSonics has adopted an Employee Bonus Plan pursuant to which the Board of Directors has discretionary authority to award cash bonuses to executive officers and employees in accordance with recommendations made by the Committee based upon the extent to which certain financial and performance targets established semi-annually by the Committee are met and the contribution of each such officer and employee to the attainment of such targets. For fiscal year 1998, the performance targets for each of the Named Officers included gross sales, cash flow, engineering product goals and regulatory submission goals. The weight given to each factor varied from individual to individual.

      - Long-Term Incentive Compensation. EndoSonics has also adopted the 1988 Option Plan and the 1998 Option Plan. Each grant under these plans is designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage EndoSonics from the perspective of an owner with an equity stake in the business. The number of shares subject to each option grant is based upon the officer's tenure, level of responsibility and relative position in EndoSonics. The Committee has established certain general guidelines in making option grants to the executive officers in an attempt to target a fixed number of unvested option shares based upon the individual's position with the Company and his or her existing holdings of unvested options. However, the Committee does not adhere strictly to these guidelines and will vary the size of the option grant made to each executive officer as it feels the circumstances warrant. Each grant allows the officer to acquire shares of EndoSonics Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years). The option normally vests in periodic installments over a four-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company's employ and the market price of the Company's Common Stock appreciates over the option term.

      - CEO Compensation. In setting the base salary for Mr. Reinhard J. Warnking, the Company's Chief

Executive Officer, for the 1998 fiscal year, the Committee sought to provide him with a level of salary which is at the median of the salaries paid to chief executive officers of similarly-sized companies in the industry. There was no intent on the Committee's part to have this particular component of Mr. Warnking's compensation affected to any significant degree by Company performance.

      Mr. Warnking's incentive cash compensation for the 1998 fiscal year was based on an overall assessment of his achievement in implementing certain internal practices to strengthen the management team and further the Company's business development.

      The long-term incentive component of Mr. Warnking's compensation for the 1998 fiscal year consisted of a stock option grant on July 1,1998 to purchase 60,000 shares. As previously indicated, this grant was designed to provide a special incentive to Mr.
Warnking to contribute to the Company's financial success.

      - Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held corporations for compensation exceeding $1 million paid to certain of the corporation's executive officers. The limitation applies only to compensation which is not considered to be performance-based. The non-performance based compensation to be paid to the Company's executive officers for the 1997 fiscal year did not exceed the $1 million limit per officer, no is it expected that the non-performance based compensation to be paid to the Company's executive officers for fiscal year 1998 will exceed that limit. The Company's 1988 Option Plan and 1998 Option Plan are structured so that any compensation deemed paid to an executive officer in connection with the exercise of option grants made under such plans will qualify as performance-based compensation which will not be subject to the $1 million limitation. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Committee will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1 million level.


                                            COMPENSATION COMMITTEE

                                            Julie A. Brooks
                                            Roger Salquist


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The members of the Compensation Committee of the Company's Board of Directors for the 1998 fiscal year were Julie A. Brooks and Roger Salquist. No member of the Compensation Committee was at any time during the 1998 fiscal year or at any other time an officer or employee of EndoSonics.

      No executive officer of EndoSonics served on the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

STOCK PERFORMANCE GRAPH

      The graph depicted below shown EndoSonics' stock price as an index assuming $100 invested on March 4, 1992 (the date of EndoSonics' initial public offering), along with the composite prices of companies listed on the CRSP Total Return Index for National Association of Securities Dealers Automated Quotation ("Nasdaq") Stock Market and the Hambrecht & Quist Incorporated Total Return Index for Healthcare Technology Companies (excluding Biotechnology). This information has been provided to EndoSonics by Hambrecht & Quist Incorporated.

                  PERFORMANCE GRAPH FOR ENDOSONICS CORPORATION

                  INDEXED COMPARISON OF CUMULATIVE TOTAL RETURN
               CRSP TOTAL RETURN INDEX FOR NASDAQ STOCK MARKET AND
 THE HAMBRECHT AND QUIST TOTAL RETURN INDEX FOR HEALTHCARE TECHNOLOGY COMPANIES
                            (EXCLUDING BIOTECHNOLOGY)




                                     Nasdaq Stock Market    H&Q Healthcare Excl.
  DATES           Endosonics Corp.            U.S.               Biotech
 ------           ----------------   -------------------    --------------------
  Dec-93            100.00                   100.00                100.00
  Jan-94            127.08                   103.03                109.26
  Feb-94            129.17                   102.07                100.75
  Mar-94            125.00                    95.80                 92.28
  Apr-94            120.83                    94.55                 90.13
  May-94            100.00                    94.79                 93.14
  Jun-94             91.67                    91.32                 89.37
  Jul-94             70.83                    93.19                 92.81
  Aug-94             95.83                    99.13                105.68
  Sep-94            116.67                    98.88                106.78
  Oct-94            120.83                   100.82                104.00
  Nov-94            114.58                    97.48                103.70
  Dec-94            114.58                    97.75                106.25
  Jan-95            141.67                    98.31                113.03
  Feb-95            127.08                   103.51                115.64
  Mar-95            133.33                   106.58                124.11
  Apr-95            131.25                   109.94                122.54
  May-95            131.25                   112.77                123.12
  Jun-95            185.42                   121.91                127.50
  Jul-95            168.75                   130.87                138.41
  Aug-95            189.58                   133.53                146.84
  Sep-95            220.83                   136.60                159.49
  Oct-95            264.58                   135.81                162.29
  Nov-95            237.50                   139.00                165.93
  Dec-95            252.08                   138.26                176.91
  Jan-96            229.17                   138.94                189.24
  Feb-96            245.83                   144.22                189.24
  Mar-96            297.92                   144.70                189.26
  Apr-96            289.58                   156.70                185.62
  May-96            254.17                   163.90                185.72
  Jun-96            297.92                   156.51                177.88
  Jul-96            208.33                   142.55                162.93
  Aug-96            239.58                   150.54                173.56
  Sep-96            233.33                   162.05                195.21
  Oct-96            210.42                   160.26                185.05
  Nov-96            191.67                   170.17                190.75
  Dec-96            254.17                   170.01                196.41
  Jan-97            214.58                   182.10                207.13
  Feb-97            189.58                   172.03                203.72
  Mar-97            158.33                   160.79                186.57
  Apr-97            145.83                   165.82                190.71
  May-97            185.42                   184.61                209.59
  Jun-97            181.25                   190.27                223.35
  Jul-97            220.83                   210.35                235.66
  Aug-97            195.83                   210.03                223.85
  Sep-97            244.78                   222.44                234.10
  Oct-97            191.67                   210.92                222.53
  Nov-97            195.83                   211.98                226.69
  Dec-97            179.17                   208.58                234.07
  Jan-98            134.37                   215.16                234.53
  Feb-98            170.83                   235.36                256.22
  Mar-98            172.92                   244.05                266.16
  Apr-98            108.33                   248.20                274.55
  May-98            101.04                   234.57                263.69
  Jun-98            100.00                   251.12                271.18
  Jul-98            143.75                   248.47                266.18
  Aug-98             80.21                   199.75                221.33
  Sep-98             79.17                   227.34                239.38
  Oct-98            128.13                   236.63                252.13
  Nov-98            141.67                   259.94                267.51
  Dec-98            165.63                   293.21                284.41

          Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 which might incorporate future filings, including this Proxy Statement, the preceding Compensation Committee Report on Executive Compensation and the Company Stock Performance Graph will not be incorporated by reference into any of those prior filings, nor will such report or graph be incorporated by reference into any future filings made by the Company under those statutes.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

      The following table sets forth the compensation earned by the Company's Chief Executive Officer, Mr. Warnking, who has served in such capacity since February 1, 1995, and the other four most highly-compensated executive officers whose compensation for the 1998 fiscal year was in excess of $100,000 for services rendered in all capacities to the Company for each of the last three fiscal years. No other executive officer who would have otherwise been includable in such table on the basis of salary and bonus earned for the 1998 fiscal year resigned or terminated employment during that fiscal year. All the individuals named in the table will hereinafter be referred to as the "Named Officers."

                           SUMMARY COMPENSATION TABLE


                                                                                                  LONG TERM
                                                                                                COMPENSATION
                                                      ANNUAL COMPENSATION                          AWARDS
                                     -------------------------------------------------------------------------
                                                                                                  NUMBER OF
                                                                                                  SECURITIES
                                                   SALARY            BONUS      OTHER ANNUAL      UNDERLYING     ALL OTHER
  NAME AND PRINCIPAL POSITION         YEAR           ($)             ($)(1)    COMPENSATION(2)     OPTIONS (#)  COMPENSATION(3)
-------------------------------------------------------------------------------------------------------------------------------
Reinhard J. Warnking                  1998         223,712          85,026          92,789          60,000
   Chief Executive                    1997         208,146          65,205         198,936          50,000
   Officer and President(4)           1996         200,905          70,317          22,267          75,000

Dr. Hans P. de Weerd                  1998         138,220          22,806                          20,000          36,513
   Senior Vice President,             1997         121,443          21,353          52,500          20,000          27,226
   European Operations(5)             1996         130,344          21,012                          25,000          23,478

Michael J. Eberle                     1998         152,842          35,213                          30,000
   Senior Vice President,             1997         146,757          24,990          49,875          20,000
   Chief Technical Officer            1996         141,867          22,699                          25,000

Richard L. Fischer                    1998         140,013          29,009                          20,000
   Vice President, Finance            1997          20,377           5,600                          75,000
   And Chief Financial                1996                                                             N/A             N/A
   Officer(6)

Michael J. Sorna                      1998         149,634          19,000                          20,000
   Vice President, Sales              1997         119,466          81,050         365,434          25,000
   and Marketing,                     1996             N/A             N/A                             N/A
   European Operations(7)


---------------

(1) Except as otherwise indicated, the amounts shown under the Bonus column are cash bonuses earned for the indicated fiscal years under the Employee Bonus Plan.

(2) Except as otherwise indicated, Other Annual Compensation includes moving and relocation expenses and compensation related to the distribution of RADX or Cardiometrics stock based on outstanding options.

(3) The amounts shown represent annual contributions of $36,513, $27,226, and $23,478 by the Company to fund future retirement benefits payable to Dr. de Weerd under the individual pension program in which he participates in the Netherlands.

(4) Mr. Warnking first became employed by the Company on April 19, 1993 and was elected Chief Executive Officer of the Company on February 1, 1995.

(5) Dr. de Weerd first became employed by the Company in August 1994. Dr. de Weerd's annualized rates of base salary for the 1997 and 1998 fiscal years were 245,190 NLG and 260,682 NLG, respectively, converted at exchange rates of 2.019 NLG's and 1.886 NLG's, respectively.

(6) Mr. Fischer first became employed by the Company in November 1997 and was appointed Vice President of Finance and Chief Financial Officer of the Company in November 1997.

(7) Mr. Sorna became employed by the Company on July 24, 1997. He was previously employed by Cardiometrics, Inc. Other annual compensation for 1997 includes $203,746 of merger consideration based on Mr. Sorna's outstanding stock options on the effective date of the Cardiometrics acquisition.

                        OPTION GRANTS IN LAST FISCAL YEAR

STOCK OPTIONS

      The following table provides information with respect to the stock option grants made during the 1998 fiscal year under EndoSonics 1998 Option Plan to the Named Officers which are reflected in the Summary Comparison Table. Except for the limited stock appreciation rights described in Footnote (1) below, no stock appreciation rights were granted during such fiscal year to the Named Officers.


                                                                                                     Potential Realizable
                                                                                                   Value at Assumed Annual
                                                                                                        Rates of Stock
                                                                                                      Price Appreciation
                                                    Individual Grants                                   for Option Term
                             ----------------------------------------------------------------------------------------------
                              Number of        % of Total
                             Securities          Options       Exercise
                             Underlying         Granted to     or Base
                              Options         Employees in     Price (2)        Expiration
Name                         Granted (1)      Fiscal Year        ($/sh)             Date          5%($)(3)        10%($)(3)
---------------------------------------------------------------------------------------------------------------------------
Reinhard J. Warnking           60,000                9%         $ 6.3125          7/01/08         $236,995         $603,429
Dr. Hans P. de Weerd           20,000                3%         $ 6.3125          7/01/08         $ 79,399         $201,211
Michael J. Eberle              30,000              4.5%         $ 6.3125          7/01/08         $119,096         $302,015
Richard L. Fischer             20,000                3%         $ 6.3125          7/01/08         $ 79,399         $201,211
Michael J. Sorna               20,000                3%         $ 6.3125          7/01/08         $ 79,399         $201,211

(1)   Options were granted on July 1, 1998.

      The shares subject to each option will immediately vest in the event the Company is acquired by a merger or asset sale, unless the options are assumed by the acquiring entity. The Plan Administrator also has the discretionary authority to provide for accelerated vesting of the option shares upon the termination of the optionee's employment following a hostile change in control of the Company, whether by tender offer for more than 25% of the Company's outstanding voting stock or change in the majority of the Board effected through one or more proxy contests. Each option has a maximum term of 10 years, subject to earlier termination in the event of the optionee's cessation of service with the Company.

      Each option also includes a limited stock appreciation right pursuant to which the underlying option will automatically be canceled upon the successful completion of a hostile tender offer for more than 50% of the outstanding Common Stock and the optionee will become entitled to a cash distribution from the Company in an amount per canceled option share (whether or not the option is otherwise at the time exercisable for all the option shares) equal to the tender-offer price paid per share of Common Stock less the option exercise price payable per share.

(2) The exercise price may be paid in cash, in shares of the Company's Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the federal and state income or employment tax liability incurred by the optionee in connection with such exercise. The optionee may be permitted, subject to the approval of the Plan Administrator, to apply a portion of the shares purchased under the option (or to deliver existing shares of Common Stock) in satisfaction of such tax liability.

(3) There is no assurance provided to any executive officer or any other holder of EndoSonics securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% or 10% annual rates of compounded stock price appreciation or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES


     The table below sets forth information concerning the exercise of options during the 1998 fiscal year and unexercised options held by the named Officers as of the end of such year. No stock appreciation rights were exercised by the Named Officers during such fiscal year, and except for the limited stock appreciation rights described in Footnote (1) to the Option Grant table above, no stock appreciation rights were held by such individuals at the end of such fiscal year.


                                Shares                           Number of Securities           Value of Unexercised
                                Acquired                        Underlying Unexercised          In-the-Money Options
                                   On         Aggregate          Options at FY-End (#)            at FY-End ($) (2)
                                Exercise        Value        -------------------------------------------------------------
Name                              (#)     Realized ($) (1)   Exercisable    Unexercisable    Exercisable     Unexercisable
--------------------------------------------------------------------------------------------------------------------------
Reinhard J. Warnking               0               0           259,437         167,712         798,358         569,835
Dr. Hans P. de Weerd               0               0           150,000              --         470,938              --
Michael J. Eberle                  0               0           113,541          58,959         229,664         125,118
Richard L. Fischer                 0               0            15,625          79,375          15,625         131,875
Michael J. Sorna                   0               0            79,935          38,750         171,976          72,500


(1) Based upon the market price of the purchased shares on the exercise date less the option exercise price paid for such shares.

(2) Based upon the market price of $9.9375 per share, which was the closing selling price per share of Common Stock on the Nasdaq National Market on the last day of the 1998 fiscal year, less the option exercise price payable per share.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

MANAGEMENT CONTRACTS AND CHANGE IN CONTROL AGREEMENTS

      None of the Named Officers other than Hans de Weerd have employment agreements with EndoSonics. The employment of each of those Named Officers may be terminated at any time at the discretion of the Board of Directors. However, Dr. de Weerd has an employment agreement with the Company terminable by either party upon 3 months advance notice. Dr. de Weerd is leaving the Company in April 1999.

      The Compensation Committee of the Board of Directors has the authority as administrator of the Company's 1988 Option Plan and the 1998 Option Plan to provide for the accelerated vesting of the shares of Common Stock subject to any outstanding options held by the Chief Executive Officer and the Company's other executive officers and any unvested shares actually held by those individuals under such plans, in the event their employment were to be terminated (whether involuntarily or through a forced resignation) following a hostile take-over of the Company effected through a successful tender for more than 25% of the Company's outstanding Common Stock or through a change in the majority of the Board as a result of one or more contested elections for Board membership.

      In April 1998, the Board of Directors authorized the Company to enter into a Key Employee Retention Agreement with each officer of the Company that would provide to such officers certain benefits, including, among other things, acceleration of vesting and salary continuation, in the event of the termination of the officer's employment with the Company, other than for cause, following a change-of-control transaction.

      If the termination occurs more than 12 months but within 18 months after the change in control, employee receives the benefits described above except that the base salary continuation period is 12 months and bonus payments equal the bonus accrued within that additional period.

OFFICER LOAN

      On August 4, 1993, the Company extended a loan in the amount of $100,000 to Mr. Warnking, the Chief Executive Officer and President of the Company, for purposes of assisting Mr. Warnking in the purchase of a residence. The loan was secured by a deed of trust on such residence and was due and payable upon sale of the property secured by such deed of trust. Interest on the loan accrued at the rate of 3.95% per annum, compounded annually and was payable annually. As of December 31, 1997, the outstanding balance on the loan was $116,398 including accrued interest. The loan was repaid on March 20, 1998.

MERGER WITH MICROSOUND

      In September, 1998, the Company completed the merger into and with the Company of MicroSound Corporation ("MicroSound"), a Delaware Corporation, and a majority-owned subsidiary of the Company (the "MicroSound Merger"). In the MicroSound Merger, each stockholder of MicroSound received one share of Company Common Stock for each share of MicroSound common stock held by such stockholder, and each option holder of MicroSound received an option to purchase that number of shares of the Company's Common Stock equal to the number of shares of MicroSound common stock covered by such option. The company received advice from an independent financial advisor in determining the value of MicroSound. The shares of MicroSound common stock and a warrant to purchase shares of MicroSound common stock held by the Company were cancelled. Mr. Warnking held 100,000 shares of MicroSound common stock, acquired at a purchase price of $0.125 per share, which were exchanged for 100,000 shares of the Company's Common Stock. These shares are subject to repurchase by the Company at the original purchase price in the event of the termination of Mr. Warnking's employment with the Company, with the repurchase rights terminating over a four-year period, commencing in February, 1997. Mr. Warnking and Mr. Salquist received options for the purchase of 60,000 and 10,000 shares, respectively, of the Company's Common Stock in exchange for options to purchase like numbers of shares of MicroSound common stock at an exercise price of $0.125 per share. These options vest, or become exercisable, ratably over a four-year period commencing in February 1997.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

      The members of the Board of Directors, the executive officers of EndoSonics and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 which require them to file reports with respect to their ownership of the Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports which EndoSonics received from such persons for their 1998 fiscal year transactions in the Common Stock and their Common Stock holdings and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 1998 fiscal year, EndoSonics believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its executive officers, Board members and greater than ten-percent stockholders.

                  DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

      SEC Rule 14a-8 provides that certain stockholder proposals must be included in the proxy statement for EndoSonics' annual meeting. For a stockholder proposal to be considered for inclusion in the proxy statement for EndoSonics' 2000 annual meeting of stockholders, it must be received by EndoSonics no later than [January 1, 2000] at its principal office, 2870 Kilgore Road, Rancho Cordova, California 95670, Attention: Corporate Secretary. To be eligible for such proxy materials, such proposals must conform to the requirements set forth in Regulation 14A under the Exchange Act as well as in EndoSonics' bylaws.

      In addition, the proxy solicited by the Board of Directors for the 2000 Annual Meeting of Stockholders will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless EndoSonics is provided with notice of such proposal by [March 15, 2000].

                     ANNUAL REPORT AND FINANCIAL STATEMENTS

      EndoSonics' 1998 Annual Report, which includes its audited financial statements for the fiscal year ended December 31, 1998, has accompanied or preceded this proxy statement. EndoSonics will provide, without charge, upon written request, a copy of its most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission. Requests should be directed to its Corporate Secretary at EndoSonics Corporation, 2870 Kilgore Road, Rancho Cordova, California 95670.

                                 OTHER BUSINESS

      The Board of Directors is not aware of any other matter which may be presented for action at the Annual Meeting. Should any other matter requiring a vote of the stockholders arise, it is intended that the proxy holders will vote on such matters in accordance with their best judgment.

PROXY


                             ENDOSONICS CORPORATION

                  ANNUAL MEETING OF STOCKHOLDERS, JUNE 10, 1999
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned revokes all previous proxies, acknowledges receipt of the notice of annual meeting of stockholders to be held on June 10, 1999 and the proxy statement and appoints Reinhard J. Warnking and Richard L. Fischer, or either of them, the proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of EndoSonics Corporation which the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Annual Meeting of Stockholders of EndoSonics to be held at EndoSonics Corporation, 2870 Kilgore Road, Rancho Cordova, California, on Thursday, June 10, 1999 at 10:00 a.m., and any adjournment or postponement thereof, and to vote in their discretion on such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)



--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

Please mark your vote
as indicated in          [X]
this example.



                                                                           WITHHOLD
                                                            FOR           AUTHORITY
                                                        all nominees    to vote for all
                                                        listed below:      nominees         EXCEPTIONS
1. Election of Directors                                   [ ]               [ ]               [ ]
INSTRUCTION: To withhold authority for
any individual nominee, mark the
"EXCEPTIONS" box, and strike a line
through the nominee's name in the
list below:


Julie A. Brooks            Roger Salquist
Thomas J. Cable            Gregg W. Stone, M.D.
Dale Conrad                Reinhard J. Warnking
James Stapfer              W. Michael Wright




                                                            FOR            AGAINST           ABSTAIN
2. To approve the increase in the number                   [ ]               [ ]               [ ]
of shares of Common Stock issuable under
the Company's 1998 Stock Option Plan
(the "1998 Option Plan") by an
additional 500,000.


                                                            FOR            AGAINST           ABSTAIN
3. Ratification of Ernst & Young LLP as                     [ ]               [ ]               [ ]
independent auditors for fiscal year 1999.


The Board of Directors recommends a vote FOR each of the director nominees listed above and for the other proposals set forth above. This Proxy, when properly executed, will be voted as specified above. This Proxy will be voted FOR each of the nominees listed under Proposal No. 1 and for Proposals 2 and 3 if no specification is made. This Proxy will also be voted at the discretion of the proxy holders on such matters other than the three specific items as may come before the meeting.


Please print the name(s) appearing on each share certificate(s) over which you have voting authority:

-----------------------------------

Dated:
      -----------------------------

[Print name(s) as it (they) appear on certificate(s)]


PLEASE RETURN YOUR EXECUTED PROXY TO ENDOSONICS' TRANSFER AGENT IN THE ENCLOSED ENVELOPE, OR, IF NECESSARY, DELIVER IT TO ENDOSONICS, 2870 KILGORE ROAD, RANCHO CORDOVA, CA, ATTENTION: SECRETARY.

Signature(s)                                                    DATE:
            ---------------------------------------------------      ----------


Please sign exactly as your name(s) is (are) shown on the share certificate to which the Proxy applies. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title, as such. If a corporation, please sign in full corporate name by the President or another authorized officer. If a partnership, please sign in the partnership name by an authorized person.


--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -